Exhibit 99.3

KOPJAGGERS, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2014

(UNAUDITED)

	Kopjaggers, Inc.	Sandland Acquisition Corp., Inc.	Pro-forma Adjustments		Pro Forma Consolidated
Assets

Current assets:
Cash and cash equivalents	$50	$77,089	$ (50	) (a)	$77,089
Accounts receivable, net	-	104,219	-		104,219
Other current assets	-	2,660	-		2,660

Total current assets	50	183,968	(50)		183,968

Property and equipment, net	-	613,560	-		613,560

Other assets:
Intangible assets, net	-	49,947	-		49,947
Secured letter of credit	-	324,950	-		324,950
Other assets	-	8,750	-		8,750

Total other assets	-	383,647	-		383,647

Total assets	$50	$1,181,175	$(50)		$1,181,175

Liabilities and Stockholder's Equity (Deficit)

Current liabilities:
Accounts payable and accrued expenses	$3,300	$36,214	$ (3,300	) (a)	$36,214
Due to related party - accrued interest	-	53,173			53,173

Total current liabilities	3,300	89,387	(3,300)		89,387

Long-term liabilities:
Accrued closure cost	-	424,596	-		424,596
Due to related party	11,505	881,612	(11,505	) (a)	881,612

Total liabilities	$14,805	$1,395,595	$(14,805)		$1,395,595

Commitments and Contingencies
Stockholders' equity (deficit):
Common stock	$-	$500	$ (500	) (d)	$-
Additional paid-in capital	2,750	45,354	(38,650	) (b), (d)	9,454
Retained earnings (accumulated deficit)	(17,505)	(223,874)	17,505	(c)	(223,874)
Less: Treasury stock	-	(36,400)	36,400	(d)	-

Total stockholders' equity (deficit)	(14,755)	(214,420)	14,755		(214,420)

Total liabilities and stockholders' equity	$50	$1,181,175	$(50)		$1,181,175

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KOPJAGGERS, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

	Kopjaggers, Inc.	Sandland Acquisition Corp. Inc.	Pro-forma Adjustments		Pro-forma Consolidated

Revenues	$-	$1,262,506	$-		$1,262,506

Cost of revenues	-	576,764	-		576,764

Gross profit	-	685,742	-		685,742

Selling, general and administrative expenses	9,360	515,987	(9,360	) (e)	515,987

Income from operations	(9,360)	169,755	9,360		169,755

Other income (expenses):
Interest expense	-	(9,519)	-		-
Gain on sale of assets		10,800	-		10,800

Total other income (expenses)	-	1,281	-		1,281

Net income (loss)	$(9,360)	$171,036	$9,360		$171,036

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KOPJAGGERS, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2014

	Kopjaggers, Inc.	Sandland Acquisition Corp. Inc.	Pro-forma Adjustments	Pro-forma Consolidated

Revenues	$-	$394,336	$-	$394,336

Cost of revenues	-	240,720	-	240,720

Gross profit	-	153,616	-	153,616

Selling, general and	2,220	105,188	(2,220)	105,188
administrative expenses

Income from operations	(2,220)	48,428	(2,220)	48,428

Other income (expenses):
Interest expense	-	(2,337)	-	(2,337)

Total other income (expenses)	-	(2,337)	-	(2,337)

Net income (loss)	$(2,220)	$46,091	$(2,220)	$46,091

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KOPJAGGERS, INC.

NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1)	Basis of Presentation

On June 16, 2014, Koppjaggers, Inc. (the “Company”) entered into a share exchange agreement (the “Share Agreement”) with Sandland Acquisition Corp., Inc and it’s subsidiary, Sand/Land of Florida Enterprises, Inc. (“Sandland”). Pursuant to the terms of the Share Agreement, the Company agreed to acquire all of the issued and outstanding common shares of Sandland for 9,490,000 common shares of the Company. After the close of the Share Agreement, there were 20,000,000 common shares outstanding and the former shareholders of Sandland will control approximately 47.45% of the Company, resulting in a reverse merger.

These unaudited pro forma financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual and interim financial statements of the Company and Sandland.

These unaudited pro forma financial statements have been compiled from and include:

(a)	an unaudited pro forma balance sheet combining the unaudited interim balance sheet of the Company and Sandland as of March 31, 2013, giving effect to the transaction as if it occurred on the respective balance sheet date.

(b)	an unaudited pro forma statement of operations combining the audited annual statements of operations of the Company and Sandland for the year ended December 31, 2013 and also the unaudited interim statement of operations of the Company and Sandland for the three months ended March 31, 2014.

The unaudited pro forma financial statements have been compiled using the significant accounting policies as set out in the unaudited financial statements of the Company and Sandland for the three months ended March 31, 2014. It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with United States generally accepted accounting principles applied on a basis consistent with the Company and Sandland’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma statement of operations does not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

The unaudited pro forma financial statements are not intended to reflect the financial position of the Company which would have actually resulted had the proposed transaction been effected on the date indicated.

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KOPJAGGERS, INC.

NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(2)	PRO FORMA ADJUSTMENTS

The unaudited pro forma consolidated financial statements incorporate the following pro forma assumptions and adjustments:

(a)	Elimination of certain of the Company’s assets and liabilities upon closing the agreement as follows:

a.	Cash -	$50
b.	Accounts payable -	$3,300
c.	Due to related party -	$11,505

(b)	Issuance of 9,490,000 common shares of the Company in exchange for 100% of the outstanding common shares of Sandland

(c)	Eliminate the accumulated deficit of the Company, including the accumulated deficit at March 31, 2014 of the Company of $17,505.

(d)	Eliminate common stock and treasury stock of Sandland

(e)	Eliminate the discontinued operations of the Company

(3)	PRO FORMA EQUITY

	Number of Common Shares	Number of Par Value ($1)	Additional Paid in Capital

Issued and oustanding common shares of the Company	10,510,000	$-	$2,750
Issued and oustanding shares of Sandland	500	500	45,354	) (d)
Eliminate issued and oustanding shares of Sandland	(500)	(500)	(38,650	) (d)
Issuance of common stock for acquisition	9,490,000	-	-	(b)
Pro Forma Balance, March 31, 2014	20,000,000	$-	$9,454

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